Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into this 30th day of December 2022 by and among Bitmis Corp. (“Bitmis” or “Seller”), a company formed under the laws of Nevada, Cambell International Holding Limited, (“Cambell”), a British Virgin Islands company, Cambell’s shareholders, (the “Cambell Shareholders”) and Ms. Xiaoyan Yuan (“Ms. Xiaoyan”). Cambell and the Cambell Shareholders, shall be sometimes collectively referred to as the “Company” and “Buyers”).

WHEREAS, the Cambell Shareholders are the owners of record of an aggregate of 10,000,000 Cambell common shares representing 100% of the issued and outstanding shares of Cambell; and

WHEREAS, the Cambell Shareholders desire to acquire from Bitmis an aggregate of 1,000,000 shares of Bitmis’ Common Stock, par value $0.001 per share (the “Bitmis Shares”), in exchange for 100% of the outstanding shares of Cambell (the “Exchange Shares”) pursuant to this Agreement (the ”Transaction”); and

WHEREAS, the offer and sale of the Bitmis Shares by Bitmis is intended to be exempt from the registration provisions of Section 5 under the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to the provisions of Regulation S (“Regulation S”) which was adopted by the Securities and Exchange Commission (the “SEC”) under the Securities Act; and

WHEREAS, for the benfit of and as a condition to the closing of the Transaction, Ms. Xiaoyan has agreed to transfer to the Cambell Shareholders 9,000,000 shares of Bitmis’ Series A Preferred Stock, $0.001 par value per share (the “Preferred Shares”) owned by her.

NOW, THEREFORE, in consideration of the mutual terms, conditions, and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I

SHARE EXCHANGE AND TRANSFER

Section 1.01 Share Exchange. Subject to the terms and conditions of this Agreement, at the Closing, the Cambell Shareholders will transfer to Bitmis all of the shares that they hold in Cambell (which constitutes 100% of the equity ownership of Cambell) and, in consideration therefor, Bitmis shall issue an aggregate of 1,000,000 newly issued, fully paid and non-assessable shares of Bitmis, par value $0.001, to the Cambell Shareholders as follows:

Cambell Shareholder	% of Ownership Exchanged	Cambell Shares Issued	Bitmis Shares

Kidde Holding Limited	17.81%	1,780,000	178,080
Nascho Holding Limited	6.00%	600,000	60,000
Bollen Holding Limited	3.00%	300,000	30,000
Randy Holding Limited	0.90%	90,000	9,000
Acebest Holding Limited	0.04%	3,600	360
Wolfson Holding Limited	1.50%	150,000	15,000
Roman Holding Limited	3.50%	350,000	35,000
Howell Holding Limited	67.26%	6,725,600	672,560

Section 1.02 Share Transfer. Subject to the terms and conditions of this Agreement, at the Closing, Ms. XIaoyan will transfer to the Cambell Shareholders 9,000,000 Preferred Shares owned by her as follows:

Cambell Shareholder	Preferred Shares Transfered

Kidde Holding Limited	1,602,720
Nascho Holding Limited	540,000
Bollen Holding Limited	270,000
Randy Holding Limited	81,000
Acebest Holding Limited	3,240
Wolfson Holding Limited	135,000
Roman Holding Limited	315,000
Howell Holding Limited	6,053,040

ARTICLE II

CLOSING

Section 2.01 Date and Place of Closing. The closing (the “Closing”) of the Transaction contemplated hereby shall be, subject to the satisfaction or waiver of the applicable conditions set forth herein, take place in Panjin, China, at the offices of Cambell (as defined below), or other place as the parties may mutually agree, at 10:00 a.m. (Beijing, China Time) on or before December 30, 2022 (“Closing Date”); provided that the Parties may mutually agree in writing to a later date.

Section 2.02 Deliveries at Closing.

(a)	At the Closing, Bitmis shall deliver to each Cambell Shareholder a certificate evidencing the number of newly issued Bitmis Shares set forth in Section 1.01, above.

(b)	At or prior to the Closing, each Cambell Shareholder shall deliver to Bitmis all of the shares that they own in Cambell duly endorsed for transfer to Bitmis together with instruments of transfer, and such other documentation or instruments as shall be necessary to transfer the Exchange Shares.

(c)	At the Closing, Ms. Xiaoyan shall deliver to each Cambell Shareholder a certificate evidencing the number of Preferred Shares set forth in Section 1.02 above, duly endorsed for transfer to the each Cambell Shareholder together with instruments of transfer, and such other documentation or instruments as shall be necessary to transfer the Preferred Shares.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF BITMIS

Bitmis hereby represents, warrants, and agrees as of the date of this Agreement and the Closing Date as follows:

Section 3.01 Corporate Organization

a. Bitmis is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Bitmis.

b. Copies of the Certificate of Incorporation and Bylaws of Bitmis, with all amendments thereto to the date hereof, have been furnished to Cambell and each of the Cambell Shareholders, and such copies are accurate and complete as of the date hereof. The minute books of Bitmis are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of Bitmis from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of Bitmis.

Section 3.02 Capitalization of Bitmis. The authorized capital stock of Bitmis consists of 75,000,000 shares of common stock, par value $0.001 per share. As of the date hereof, Bitmis has 6,250,750 shares of common stock issued and outstanding. All of the issued shares of capital stock of Bitmis have been duly authorized, and are validly issued, fully paid and non-assessable. Ms. Xiaoyan Yuan is the owner of 10,000,000 shares of the Company’s Series A Preferred Stock, $0.001 par value per share, representing 90% of the voting rights of the issued and outstanding share capital of the Company.

The parties agree that they have been informed of the issuances of these Bitmis Shares, and that all such issuances of Bitmis Shares pursuant to this Agreement will be in accordance with the provisions of this Agreement. All of the Bitmis Shares to be issued pursuant to this Agreement have been duly authorized, and will be validly issued, fully paid and non-assessable, and no personal liability will attach to the ownership thereof, and in each instance, they will have been issued in accordance with the registration requirements of applicable securities laws or an exemption therefrom. As of the date of this Agreement there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of Bitmis.

Section 3.03 Subsidiaries and Equity Investments. Bitmis has no subsidiaries or equity interest in any corporation, partnership, or joint venture except as provided in this Agreement.

Section 3.04 Authorization and Validity of Agreements. Bitmis has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby and upon the execution and delivery by Cambell and the performance of its obligations herein, this Agreement will constitute a legal, valid and binding obligation of Bitmis. The execution and delivery of this Agreement by Bitmis and the consummation by Bitmis of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Bitmis, and no other corporate proceedings on the part of Bitmis are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.05 No Conflict or Violation. The execution, delivery and performance of this Agreement by Bitmis does not and will not violate or conflict with any provision of its Certificate of Incorporation and Bylaws, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Bitmis is a party or by which it is bound or to which any of its properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Bitmis, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises or permits to which Bitmis is bound.

Section 3.06 Consents and Approvals. No consent, waiver, authorization, or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation is required in connection with the execution and delivery of this Agreement by Bitmis or the performance by Bitmis of its obligations hereunder.

Section 3.07 Absence of Certain Changes or Events.

a. As of the date of this Agreement, Bitmis does not know or have reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of Bitmis.

b. Since its inception, there has not been any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of Bitmis.

c. Since its inception, there has not been an increase in the compensation payable or to become payable to any director or officer of Bitmis.

Section 3.08 Disclosure. This Agreement does not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.09 Litigation. There is no action, suit, proceeding or investigation pending or threatened against Bitmis that may affect the validity of this Agreement or the right of Bitmis to enter into this Agreement or to consummate the transactions contemplated hereby.

Section 3.10 Securities Laws.

a.	Bitmis has complied in all material respects with applicable United States securities laws, rules, and regulations, as such laws, rules, and regulations apply to Bitmis and its securities.

b.	All shares of capital stock of Bitmis have been issued in accordance with applicable United States securities laws, rules, and regulations. There are no stop orders in effect with respect to any of Bitmis’ securities.

Section 3.11 Tax Returns, Payments and Elections. Bitmis has timely filed all tax returns, statements, reports, declarations, and other forms and documents and has, to date, paid all taxes due.

Section 3.12 ’34 Act Reports. None of Bitmis’ filings with the SEC contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading, in light of the circumstances in which they were made.

Section 3.13 Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by Bitmis at the Closing as if made at such time.

Section 3.14 Legend. Each certificate representing the Bitmis Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable United States federal or state securities laws:

“THESE SECURITIES ARE BEING OFFERED TO SHAREHOLDERS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF CAMBELL AND EACH CAMBELL SHAREHOLDER

Cambell and the Cambell Shareholders, severally, represent, warrant, and agree as follows as of the date of this Agreement and the Closing Date:

Section 4.01 Corporate Organization.

a. Cambell is a corporation incorporated in the British Virgin Islands. It is duly organized, validly existing and in good standing in the British Virgin Islands and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by Cambell or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of Cambell.

b. Copies of the Articles of Association and the Memorandum of Association of Cambell, with all amendments thereto to the date hereof, have been furnished to Bitmis and such copies are accurate and complete as of the date hereof. The minute books of Cambell are current as required by law, contain the minutes of all meetings of the Boards of Directors and shareholders of Cambell, and adequately reflect all material actions taken by Cambell’s Board of Directors and Cambell’s shareholders.

Section 4.02 Title to Exchange Shares and Chain of Ownership.

As of the date hereof and on the Closing Date, each Cambell Shareholder represents and warrants that he/she/it has and will have good and marketable title to his/her/its Exchange Shares and that he/she/it is transferring his/her/its Exchange Shares to Bitmis free and clear of any liens, claims or encumbrances. Further, each Cambell Shareholder has and will have the right to transfer his/her/its Exchange Shares without consent of any other person or entity.

Cambell wholly owns Win-win Industrial Development Company Ltd, a British Virgins Island company (“Win-win”); Win-win owns 100% of the equity of Yangtze River (HK) Health Information Consulting Service Co. LTD, a Hong Kong company, (“Yangtze River”), Yangtze River owns 100% of Baijiakang (LiaoNing) Health Information Consulting Services Co., Ltd. (“Baijiakang Consulting”) which is a foreign owned entity in the Peoples Republic of China (“Baijiakang Consulting”); Baijiakang Consulting has entered into various agreements with LiaoNing KangBaiEr Biotechnology Development Co., Ltd. (“LiaoNing KangBaiEr”) under which it effectively controls LiaoNing KangBaiEr and its wholly owned subsidiaries, Doron KangBaier Biotechnology Co. Ltd. and LiaoNing BaiJiaKang Health Technology Co. Ltd through a series of contracts or variable interest entity arrangements. Each of the above-listed companies is duly organized, validly existing, and in good standing under the laws of their jurisdictions of incorporation, and each has all requisite corporate power and authority to own its properties and assets, and to conduct its business as now conducted, and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of any of the companies.

Section 4.03 Authorization and Validity of Agreements. Cambell has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Cambell, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no other corporate proceedings on the part of Cambell are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The Cambell Shareholders have approved this Agreement on behalf of Cambell, and no other stockholder approvals are required to consummate the transactions contemplated hereby. The Cambell Shareholders are competent and duly authorized to execute this Agreement and have the power to execute and perform this Agreement. No other proceedings on the part of Cambell or any Cambell Shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 4.04 No Conflict or Violation. The execution, delivery and performance of this Agreement by Cambell or any Cambell Shareholder does not and will not violate or conflict with any provision of the constituent documents of Cambell and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Cambell or any Cambell Shareholder is a party or by which any of them is bound or to which any of their respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of Cambell or any Cambell Shareholder, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises or permits to which Cambell or any Cambell Shareholder is bound.

Section 4.05 Investment Representations.

a. The Bitmis Shares will be acquired hereunder solely for the account of the Cambell Shareholders, for investment. Each Cambell Shareholder understands that the Bitmis Shares must be held indefinitely unless such Bitmis Shares are resold in accordance with the provisions of Regulation S, are subsequently registered under the Securities Act or an exemption from registration is available. Each Cambell Shareholder understands and is able to bear any economic risks associated with such investment in the Bitmis Shares. Each Cambell Shareholder has had full access to all the information he/she/it considers necessary or appropriate to make an informed investment decision with respect to the Bitmis Shares to be acquired under this Agreement. Each Cambell Shareholder further has had an opportunity to ask questions and receive answers from Bitmis’ directors regarding Bitmis and to obtain additional information (to the extent Bitmis’sdirectors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such shareholder or to which such shareholder had access. Each Cambell Shareholder is at the time of the offer and execution of this Agreement, domiciled outside the United States (a “Non-U.S. Shareholder”) and/or is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act). Each Cambell Shareholder understands that Bitmis is under no obligation to register the Bitmis Shares under the Securities Act, or to assist such Cambell Shareholder in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.

b. No Non-U.S. Shareholder, nor any affiliate of any Non-U.S. Shareholder, nor any person acting on behalf of any Non-U.S. Shareholder or on behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the Bitmis Shares, including, but not limited to, effecting any sale or short sale of securities through any Non-U.S. Shareholder or any affiliate of any Non-U.S. Shareholder prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act (any such activity being defined herein as a “Directed Selling Effort”). To the best knowledge of the Non-U.S. Shareholders, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the Bitmis Shares are being acquired for investment purposes by the Non-U.S. Shareholder. The Non-U.S. Shareholders agree that all offers and sales of Bitmis Shares from the date hereof and through the expiration of any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Neither any Non-U.S. Shareholder nor the representatives of any Non-U.S. Shareholder have conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and no Non-U.S. Shareholder nor any representative of any Non-U.S. Shareholder will engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

Section 4.06 Not a Broker-Dealer. Each of the Cambell Shareholders represents that he/she/it is not a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated (as defined below) with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act of 1934 (“Exchange Act”) or engaged in a business that would require it to be so registered, nor is he/she/it an Affiliate of a broker-dealer or any Person engaged in a business that would require him/her/it to be registered as a broker-dealer. In the event any Cambell Shareholder is a member of FINRA, or associated or Affiliated with a member of FINRA, such Cambell Shareholder agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the Bitmis Shares. “Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument. “Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

Section 4.07 Brokers’ Fees. Each Cambell Shareholder represents that he/she/it has no liability to pay any fees or commissions or other consideration to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 4.08 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereof by or on behalf of Cambell or a Cambell Shareholder in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 4.9 Not an Underwriter. Each of the Cambell Shareholders represents that he/she/it is not an underwriter of Bitmis Shares, nor is he/she/it an affiliate of an underwriter of Bitmis Shares.

Section 4.10 No Advice from Bitmis. Each Cambell Shareholder acknowledges that he/she/it has received, and fully and carefully reviewed and understands, copies of Bitmis’ filings with the SEC periodically (the “SEC Filings”), either in hard copy or electronically through the SEC’s EDGAR system at http://www.sec.gov. Each Cambell Shareholder also acknowledges that he/she/it has had the opportunity to review this Agreement, the exhibits hereto and the transactions contemplated by this Agreement with his/her/its own legal counsel and investment and tax advisors. Except for any statements or representations of Bitmis made in this Agreement, each Cambell Shareholder is relying solely on such counsel and advisors and not on any statements or representations of Bitmis or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction. Each Cambell Shareholder has consulted, to the extent deemed appropriate by him/her/it, with his/her/its own advisers as to the financial, tax, legal and related matters concerning an investment in theBitmis Shares and on that basis believes that his/her/its investment in the BITMIS Shares is suitable and appropriate for him/her/it.

Section 4.11 Regulation S Exemption. Each Cambell Shareholder understands that the Bitmis Shares are being offered and sold to him/her/it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act, as amended, and that Bitmis is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each Cambell Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of each Cambell Shareholder to acquire Bitmis Shares. In this regard, each Cambell Shareholder represents, warrants and agrees that:

(i) He/she/it is not a U.S. Person or an affiliate (as defined in Rule 501(b) under the Securities Act) of Bitmis and he/she/it is not acquiring Bitmis Shares for the account or benefit of a U.S. Person. A “U.S. Person” means any one of the following:

(A) any natural person resident in the United States of America;

(B) any partnership, limited liability company, corporation or other entity organized or incorporated under the laws of the United States of America;

(C) any estate of which any executor or administrator is a U.S. Person;

(D) any trust of which any trustee is a U.S. Person;

(E) any agency or branch of a foreign entity located in the United States of America;

(F) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(G) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H) any partnership, company, corporation or other entity if:

(1) organized or incorporated under the laws of any foreign jurisdiction; and

(2) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Cambell Shareholder was outside of the United States.

(iii) He/she/it will not, during the period commencing on the date of issuance of the Bitmis Shares and ending on the six-month anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer Bitmis Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person or otherwise in a manner that is not in compliance with Regulation S.

(iv) Each Cambell Shareholder will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer Bitmis Shares only pursuant to registration under the Securities Act or an available exemption therefrom and in accordance with all applicable state and foreign securities laws.

(v) He/she/it was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to Bitmis Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vi) Neither the Cambell Shareholder, nor any person acting on his/her/its behalf, has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to Bitmis Shares, and the Cambell Shareholder, and any person acting on his/her/its behalf, have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii) The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii) Neither the Cambell Shareholder nor any person acting on his/her/its behalf, has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Bitmis Shares. Each Cambell Shareholder agrees not to cause any advertisement of Bitmis Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to Bitmis Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

Section 4.12 No Advertisements. Each Cambell Shareholder is not purchasing Bitmis Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting, and he/she/it is not aware of any public advertisement or general solicitation in respect of Bitmis or its securities.

Section 4.13 Legend. Each Cambell Shareholder acknowledges and agrees that the Bitmis Shares shall bear restrictive legend (the “Legend”), as set forth above in Section 3.14, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) in accordance with the applicable provisions of Regulation S, promulgated under the Securities Act, (iii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (iv) pursuant to any other exemption from the registration requirements of the Securities Act or for estate planning purposes (subject to any escrow restrictions).

Section 4.14 Economic Considerations. Each Cambell Shareholder is not relying on Bitmis or its affiliates or agents with respect to economic considerations involved in this investment. Each Cambell Shareholder has relied solely on his/her/its own advisors.

Section 4.15 Compliance with Laws. Any resale of Bitmis Shares during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S. Further, any such sale of Bitmis Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. The Cambell Shareholders will not offer to sell or sell Bitmis Shares in any jurisdiction unless they obtain all required consents, if any. Each Cambell Shareholder acknowledges that he/she/it is familiar with Rule 144 (“Rule 144”) under the Securities Act and has been advised that Rule 144 permits resales only under certain circumstances. Each Cambell Shareholder understands that to the extent that Rule 144 is not available, he/she/it will be unable to sell any Bitmis Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

Section 4.16 Receipt of Information. Each Cambell Shareholder has received all documents, records, books and other information pertaining to his/her/its investment in Bitmis that has been requested by him/her/it.

Section 4.17 Information Available. Each Cambell Shareholder acknowledges he/she/it has availed himself/herself/itself of full access to Bitmis’ public reports filed with the SEC, which reports can be retrieved from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Section 4.18 No Reliance. Other than as set forth herein, each Cambell Shareholder is not relying upon any other information, representation or warranty by Bitmis or any officer, director, stockholder, agent or representative of Bitmis in determining to invest in Bitmis Shares. Each Cambell Shareholder has consulted, to the extent deemed appropriate by him/her/it, with his/her/its own advisers as to the financial, tax, legal and related matters concerning an investment in Bitmis Shares and on that basis believes that the investment in Bitmis Shares is suitable and appropriate for him/her/it.

Section 4.19 No Governmental Review. Each Cambell Shareholder is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of Bitmis Shares or Bitmis, or (iii) guaranteed or insured any investment in Bitmis Shares or any investment made by Bitmis.

Section 4.20 Potential Loss of Investment. Each Cambell Shareholder understands that an investment in Bitmis Shares is a speculative investment which involves a high degree of risk and the potential loss of his/her/its entire investment. Each Cambell Shareholder has considered carefully and understands the risks associated with an investment in Bitmis Shares as set forth in Bitmis’ SEC Filings.

Section 4.21 Financial Statements.

(a) On or before the Closing Date, Bitmis shall have been furnished with the following financial statements (“Financial Statements”):

ADD

(b) Each set of Financial Statements (including, in each case, any related notes thereto) was prepared in accordance with US GAAP (“GAAP”), applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of Cambell and its consolidated subsidiaries at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect.

(c) As of the date of all balance sheets included in each set of financial statements, except as and to the extent reflected or reserved against therein, Cambell had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly in all material respects the value of the assets of Cambell, in accordance with GAAP. All statements of operations, stockholders’ equity and cash flows included in the Cambell financial statements reflect fairly in all material respects the information required to be set forth therein by GAAP.

Section 4.22 Survival. Each of the representations and warranties set forth in this Article IV shall be deemed represented and made by Cambell and each Cambell Shareholder at the Closing as if made at such time.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF MS. XIAOYAN

Ms. Xiaoyan represents, warrants, and agrees as follows as of the date of this Agreement and the Closing Date:

Section 5.01 Title to Exchange Shares and Chain of Ownership.

As of the date hereof and on the Closing Date, Ms. Xiaoyan represents and warrants that she has and will have good and marketable title to the Preferred Shares and that she is transferring the Preferred Shares to the Cambell Shareholders free and clear of any liens, claims or encumbrances. Further, Ms. Xiaoyan has and will have the right to transfer the Preferred Shares without consent of any other person or entity.

Section 5.02 Limited Representations and Warranties. Ms. Xiaoyan hereby represents and warrants to the Cambell Shareholders only the following (i) Ms. Xiaoyan is the lawful owner of the preferred Shares; (ii) that the Preferred Shares are duly authorized, validly issued and outstanding, fully aid and non-assessable and (iii) the Preferred Shares are free and clear of any and all claims, liens, pledges, options, prior assignments, encumbrances or rights of third parties.

ARTICLE VI

COVENANTS

Section 6.01 Certain Changes and Conduct of Business.

a. From and after the date of this Agreement and until the Closing Date, Bitmis and Cambell shall conduct their businesses solely in the ordinary course consistent with past practices and in a manner consistent with all representations, warranties or covenants contained herein, and without the prior written consent of the other party, neither Bitmis nor Cambell will, except as required or permitted pursuant to the terms hereof:

i.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

ii.	make any change in its Articles of Association or Memorandum of Association, issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.	A.	incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices; or

B. issue any securities convertible or exchangeable for debt or equity securities;

iv.	make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

v.	subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have a material adverse effect on its business;

vi.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

vii.	enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

viii.	make or commit to make any material capital expenditures;

ix.	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

x.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

xi.	fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xii.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material respects;

xiii.	make any material loan, advance or capital contribution to or investment in any person;

xiv.	make any material change in any method of accounting or accounting principle, method, estimate or practice;

xv.	settle, release or forgive any claim or litigation or waive any right; or

xvi.	commit itself to do any of the foregoing.

Section 6.02 Access to Properties and Records. Cambell shall afford to Bitmis’ accountants, counsel and authorized representatives, and Bitmis shall afford to Cambell’s accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such party’s properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party’s business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.02 shall affect any representation or warranty of or the conditions to the obligations of any party.

Section 6.03 Negotiations. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director’s fiduciary duties) nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with or provide any information to, any person, firm or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware.

Section 6.04 Consents and Approvals. The parties shall:

i.	use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

ii.

diligently assist and cooperate with each other party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 6.05 Public Announcement. Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 6.06 Stock Issuance. From and after the date of this Agreement until the Closing Date, neither Bitmis nor Cambell shall issue any additional shares of its capital stock.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF BITMIS

The obligations of Bitmis to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Bitmis in its sole discretion:

Section 7.01 Representations and Warranties of Cambell and the Cambell Shareholders. All representations and warranties made by Cambell and the Cambell Shareholders in this Agreement shall be true and correct on and as of the Closing Date as if again made by them as of such date.

Section 7.02 Agreements and Covenants. Cambell and the Cambell Shareholders shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 7.03 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 7.04 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Cambell shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 7.05 Due Diligence Review. Bitmis shall have completed its due diligence review of Cambell and shall be reasonably satisfied with the results of such review.

Section 7.06 Completion of Audits. Audits of Cambell and the subsidiaries for the periods required for the filing of the Form 8-K shall have been completed.

ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF CAMBELL

AND THE CAMBELL SHAREHOLDERS

The obligations of Cambell and the Cambell Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by Cambell in its sole discretion:

Section 8.01 Representations and Warranties of Bitmis. All representations and warranties made by Bitmis in this Agreement shall be true and correct on and as of the Closing Date as if again made by Bitmis as of such date.

Section 8.02 Agreements and Covenants. Bitmis shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 8.03 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 8.04 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of Bitmis shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 8.05 Resignation of Sole Officer and Director. The sole officer and director of Bitmis shall have submitted her resignation as an officer and as a director of Bitmis effective immediately after the Closing. It is understood that the vacancy on the Board of Directors created by said resignation shall be filled by the person or persons nominated by the Cambell Shareholders.

Section 8.06 Transfer of Preferred Shares. Ms. Xiaoyan shall have delivered to each Cambell Shareholder a certificate evidencing the number of Preferred Shares set forth in Section 1.02 above, duly endorsed for transfer to the each Cambell Shareholder together with instruments of transfer, and such other documentation or instruments as shall be necessary to transfer the Preferred Shares.

ARTICLE IX

TERMINATION AND ABANDONMENT

Section 9.01 Methods of Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time before the Closing:

a. By the mutual written consent of Bitmis, Ms. Xiaoyan Yuan and each of the Cambell Shareholders.

b. By the Cambell Shareholders, upon a material breach of any representation, warranty, covenant or agreement on the part of Bitmis set forth in this Agreement;

c. By Bitmis upon a material breach of any representation, warranty, covenant or agreement on the part of any of the Cambell Shareholders set forth in this Agreement;

d. By any of the Cambell Shareholders or Bitmis if the Closing shall not have been consummated before sixty (60) days after the date hereof.

e. By any of the Cambell Shareholders or Bitmis if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 9.02 Procedure Upon Termination. In the event of termination and abandonment of this Agreement by any party pursuant to Section 9.01, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VIII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

ARTICLE X

MISCELLANEOUS

Section 10.01 Governing Law. This Agreement shall be governed by and construed in all respects by the internal laws of Nevada (except for the proper application of the United States federal securities laws), without giving effect to any choice of law or conflict of law provision or rule (whether of the British Virgin Islands, the Hong Kong Special Administrative Region, the Peoples Republic of China or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than Nevada.

Section 10.02 Notices, Etc. Unless otherwise specified within a provision of this Agreement all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email or facsimile (provided confirmation of transmission is electronically or mechanically generated and kept on file by the sending party); (iii) ten business days after deposit with the Post Office in Nevada, the British Virgin Islands, Hong Kong or the PRC, as applicable, when sent by registered or certified mail; or (iv) one business day after deposit with a recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, email addresses and facsimile numbers for such communications shall be:

If to Bitmis:

Bitmis Corp.

4-2-11,Jian guomen Diplomatic Apartment,

Chaoyang District,

Beijing ,China

Attention: Yuan Xiaoyan

Email: agba@agba-smes.com

With a copy to:

Schlueter & Associates, P.C.

5655 South Yosemite Street, Suite 350

Greenwood Village, Colorado 80111

Attention: Henry F. Schlueter, Esq.

Email: hfs@schlueterintl.com

Facsimile: +1-303-648-5663

If to Cambell:

Vistra Corporate Services Centre

Wickhams Cay II

Road Town

Tortola VG1110,

British Virgin Islands

Attention: Ms. Sun Xiuzhi

Email: Inkangbaier@163.com

If to Kidde Holding Limited:

Vistra Corporate Services Centre

Wickhams Cay II

Road Town

Tortola VG1110

British Virgin Islands

Attention: Ms. Sun Xiuzhi

Email: bvi@vistra.com

If to Acebest Holding Limited:

Vistra Corporate Services Centre

Wickhams Cay II

Road Town

Tortola VG1110

British Virgin Islands

Attention: Ms. Sun Tianzhu

Email: Inkangbaier@163.com

If to Howell Holding Limited:

Vistra Corporate Services Centre

Wickhams Cay II

Road Town

Tortola VG1110

British Virgin Islands

Attention: Mr. Sun Xiuzhi

Email: Inkangbaier@163.com

If to Nascho Holdings Limited:

Vistra Corporate Services Centre

Wickhams Cay II

Road Town

Tortola VG1110

British Virgin Islands

Attention:Ms. Jing Li

Email: Inkangbaier@163.com

If to Bollen Holding Limited:

Vistra Corporate Services Centre

Wickhams Cay II

Road Town

Tortola VG1110

British Virgin Islands

Attention: Ms.Li Ying

Email: Inkangbaier@163.com

If to Randy Holding Limited:

Vistra Corporate Services Centre

Wickhams Cay II

Road Town

Tortola VG1110

British Virgin Islands

Attention:Ms. Xu Lina

Email: Inkangbaier@163.com

If to Wolfson Holding Limited:

Vistra Corporate Services Centre

Wickhams Cay II

Road Town

Tortola VG1110

British Virgin Islands

Attention: Ms.Li Jie

Email: 840128387@qq.com

If to Roman Holding Limited:

Vistra Corporate Services Centre

Wickhams Cay II

Road Town

Tortola VG1110

British Virgin Islands

Attention: Ms.Yuan Xiaoyan

Email: agba@agba-smes.com

If to Ms. Xiaoyan Yuan:

4-2-11,Jian guomen Diplomatic Apartment,

Chaoyang District,

Beijing ,China

Email: agba@agba-smes.com

With copies to:

Schlueter & Associates, P.C.

5655 South Yosemite, Suite 350

Greenwood Village, Colorado 80111

Attention: Henry F. Schlueter, Esq.

Email: hfs@schlueterintl.com

Facsimile: +1-303-648-5663

Section 10.03 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 10.04 Expenses. Each party shall be responsible for their own costs and expenses.

Section 10.05 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 10.06 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 10.07 Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder.

Section 10.08 Telecopy Execution and Delivery. A facsimile, telecopy, email or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile transmission, by e-mail delivery of a “.pdf” format data file or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

Section 10.09 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof. All proposals, negotiations and representations (if any) made prior, and with reference to the subject matter of this Agreement, are merged herein. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against any party. Neither Bitmisn or any Cambell Shareholder shall be bound by any oral agreement or representation, irrespective of when made.

Section 10.10 Survival of Representations, Warranties and Covenants. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of Cambell or any Cambell Shareholder or acceptance of Bitmis Shares and payment therefor and shall survive until such time as Bitmis Shares have been sold or redeemed in full in cash. All covenants and indemnities made herein shall survive in perpetuity, unless otherwise provided in this Agreement.

Section 10.11 Remedies Cumulative. No failure or delay on the part of Bitmis, or any Cambell Shareholder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Bitmis, or any Cambell Shareholder at law, in equity or otherwise.

Section 10.12 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

Section 10.13 Disputes. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to this Agreement shall be referred to and finally resolved by arbitration administered by the Beijing Arbitration Commission (“BAC”) under the UNCITRAL Arbitration Rules in force when the notice of arbitration is submitted, as modified by the BAK Procedures for Administration of International Arbitration. The BAC shall administer any arbitration, which shall also be the appointing authority. The place of arbitration shall be in Beijing at the BAC, and the law of this arbitration clause shall be the law of the Peoples Republic of China. All matters relating to the Agreement shall be determined under Nevada law as provided above in Section 9.01. The number of arbitrators shall be one, and the arbitration proceedings shall be conducted in the English language. The parties to this Agreement expressly agree that the arbitrator shall award costs and attorneys’ fees in connection with any such arbitration proceeding in accordance with the provisions of the UNCITRAL Arbitration Rules or as the arbitrator shall determine in his or her sole and absolute discretion.

Section 10.14 Disclosure and Waiver of Conflicts. The parties acknowledge and agree that: (i) representatives of Schlueter & Associates, P.C., the attorneys that prepared this Agreement (the “Attorney”), have acted as legal counsel to Ms. Xiaoyan Yuan and the Cambell Shareholders, (ii) Bitmis acknowledges it has been advised by the Attorney that Bitmis should have its own legal counsel to advise it with respect to this Agreement and the transactions that are contemplated by this Agreement, (iii) Bitmis has decided even after being advised by the Attorney that it should each have its own separate legal counsel to not seek its own separate legal counsel, and (iv) Bitmis understands that the Attorney is not representing Bitmis.

Section 10.15 Public Announcements. Bitmis shall promptly, but no later than four (4) business days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. Bitmis shall also file with the SEC a Form 8-K describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date but in no event more than four (4) business days following the Closing Date. Prior to the Closing Date, Bitmis, Ms. Xiaoyan Yuan and the Cambell Shareholders shall consult with each other in issuing the Form 8-K, the press release and any other press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of no less than three (3) calendar days, of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

(The rest of this page intentionally left blank)

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

BITMIS CORP.

By:	/s/ Yuan Xiaoyan
Yuan Xiaoyan, CEO

/s/ MS. XIAOYAN YUAN
Ms. Xiaoyan Yuan, an individual

CAMBELL INTERNATIONAL HOLDING LIMITED SHAREHOLDERS:

KIDDE HOLDING LIMITED

By:	/s/ Ms. Sun Xiuzhi
Sun Xiuzhi, Director

ACEBEST HOLDING LIMITED

By:	/s/ Mr. Sun Tianzhu
Sun Tianzhu, Director

HOWELL HOLDING LIMITED

By:	/s/ Sun Xiuzhi
Sun Xiuzhi, Director

NASCHO HOLDING LIMITED

By:	/s/ Ms. Jing Li
Jing Li, Director

BOLLEN HOLDING LIMITED

By:	/s/ Ms. Li Ying
Li Ying, Director

RANDY HOLDING LIMITED

By:	/s/ Ms. Xu Lina
Xu Lina, Director

WOLFSON HOLDING LIMITED

By:	/s/ Ms. Li Jie
Li Jie, Director

ROMAN HOLDING LIMITED

By:	/s/ Ms. Yuan Xiaoyan
Yuan, Director